                                                                   EXHIBIT 99(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 11-K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998



                          COMMISSION FILE NUMBER 1-2275



                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                                 375 Park Avenue
                            New York, New York 10152
              (Full title of the plan and the address of the plan)



                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada, H3A 1S9
           (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                              REQUIRED INFORMATION


1.       Not Applicable.

2.       Not Applicable.

3.       Not Applicable.

4        The Retirement Savings and Investment Plan for Employees of Joseph E.
         Seagram & Sons, Inc. and Affiliates (the "Plan") is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Attached hereto are the financial statements of the Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.


                                    EXHIBITS


1. Financial statements of the Plan for the fiscal year ended December 31, 1998 prepared in accordance with the financial reporting requirements of ERISA.

2.       Consent of Gutierrez & Co., independent accountants.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on their behalf by the undersigned hereunto duly authorized.


                                  RETIREMENT SAVINGS AND INVESTMENT PLAN FOR
                                  EMPLOYEES OF JOSEPH E. SEAGRAM & SONS, INC.
                                  AND AFFILIATES


                                  By /s/ John Borgia
                                    ------------------------------------
                                     John Borgia
                                     Member of Investment Committee


     Date:  July 13, 1999

                     RETIREMENT SAVINGS AND INVESTMENT PLAN
                                FOR EMPLOYEES OF
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 AND AFFILIATES

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH
                     E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS


            RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                  JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES

                          INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
            Independent Auditors' Report                                   1

            Statements of Net Assets Available for
                        Benefits                                           2

            Statements of Changes in Net Assets
                        Available for Benefits                             3

            Notes to Financial Statements                                  4

         RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF JOSEPH
                     E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



                          INDEPENDENT AUDITORS' REPORT



To the Administrative Committee of the
Retirement Savings and Investment Plan for
Employees of Joseph E. Seagram & Sons, Inc.
and Affiliates

       We have audited the accompanying statements of net assets available for benefits of the Retirement Savings and Investment Plan for Employees of Joseph
E. Seagram & Sons, Inc. and Affiliates (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

/s/ Gutierrez & Co.

Flushing, New York
July 9, 1999

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



                                                                    December 31,
                                                            ----------------------------
                                                                1998            1997
                                                            ------------    ------------

Net assets held in trust by Bank of New York ( Note 11 )    $171,411,447    $233,648,433
                                                            ------------    ------------

NET ASSETS AVAILABLE FOR BENEFITS                           $171,411,447    $233,648,433
                                                            ============    ============









    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS

                                                                     YEAR ENDED DECEMBER 31,
                                                             ------------------------------------
                                                                 1998                     1997
                                                             -----------              -----------
CONTRIBUTIONS
     Participating Employees                                $ 14,134,387             $ 16,179,744
     Participating Companies                                   2,309,726                3,051,881
                                                             -----------              -----------
                                                              16,444,113               19,231,625
                                                             -----------              -----------
INVESTMENT INCOME ON ASSETS HELD BY
   BANK OF NEW YORK

     Net appreciation in fair value of investments            17,280,000               25,269,817
     Dividends and interest                                    8,073,946                4,275,578

     Administrative expenses                                (    255,747)            (    223,052)

PARTICIPANT WITHDRAWALS                                     ( 14,548,662)            ( 14,005,074)
                                                             -----------              -----------
INCREASE IN PLAN EQUITY                                       26,993,650               34,548,894

TRANSFER OF ASSETS OF TROPICANA                             ( 89,230,636)

PLAN EQUITY AT BEGINNING OF YEAR                             233,648,433              199,099,539
                                                             -----------              -----------
PLAN EQUITY AT END OF YEAR                                  $171,411,447             $233,648,433
                                                             ===========              ===========



    The accompanying notes are an integral part of the financial statements.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The accounting policies followed in the preparation of the financial statements of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (the "Plan") conform with generally accepted accounting principles. The more significant accounting policies are:

       Basis of Accounting

       The accompanying financial statements of the Plan are maintained on the accrual basis of accounting.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

       Investment Valuation

       Effective January 1, 1997, the assets are held in trust by Bank of New York (Trustee) in the Joseph E. Seagram & Sons, Inc. Master Trust (Master Trust), which also includes assets of the 401(k) plans of the company's affiliates, Universal Studios, Inc., Universal Music and Video Distribution, Inc. and Spencer Gifts, Inc.. The related investment income and appreciation in fair value represents allocations to the Plan based upon the ratio of the Plan's assets to total Master Trust Assets.

       Investment securities are recorded and valued as follows:

       United States government obligations at fair value based on the current market yields; temporary investments in short-term investment funds at cost which in the normal course approximates market value; securities representing units of other funds at net asset value; The Seagram Company Ltd. common shares and The Coca-Cola Company common stock at the closing price reported on the composite tape of the New York Stock Exchange on the valuation date.

       Security Transactions

       Security transactions are accounted for on a trade date basis with the average cost basis used for determining the cost of investments sold. Interest income is recorded on an accrual basis. Income on securities purchased under agreements to resell is accounted for at the repurchase rate. Changes in discount on coupons detached from United States Treasury Bonds are reflected as unrealized appreciation.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



2.     DESCRIPTION OF THE PLAN

       The Plan is a defined contribution plan established as of August 1, 1985 by Joseph E. Seagram & Sons, Inc. (the "Company") and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

       The Plan covers employees of the Company and certain of its United States subsidiaries (collectively, the "Participating Companies") whose annual base salary or regular wages, (excluding overtime, bonuses, commissions or other special or contingent payments) exceeds $15,186 as of December 31, 1997 (increased on the last day of each year by 4%) and who are either (i) salaried employees, or (ii) hourly employees not employed in a classification designated by the Participating Companies from time to time, excluding various categories of employees specified in the Plan including, but not limited to, persons represented by a collective bargaining agent, persons employed on a special basis, and persons employed by an operating unit of the Participating Companies to which the Plan has not been extended.

       The Plan provides benefits to participants based upon amounts voluntarily contributed to a participant's account by the participant and, amounts contributed under certain circumstances, by the Participating Companies (see Note 4). Under the Plan, a participant is not provided with any fixed benefit. The ultimate benefit to be received by the participant depends on the amounts contributed, the investment results and other adjustments, and the participant's vested interest at termination of employment (see Note 5).

       With respect to each participant, contributions are allocated among four accounts specified in the Plan: pre-tax account, company match account, after-tax account and rollover account (the "Accounts"). Such contributions are invested as designated by the participants in one or more of the investment funds referred to in Note 3, and are accumulated and invested in the Master Trust. Plan assets are solely available for the benefit of and used to satisfy the liabilities incurred on behalf of employees covered by the Plan. The Plan is administered by the Company through an Administrative Committee appointed by the Board of Directors of the Company.

       Effective November 1, 1987, the Thrift Plan for the Employees of the Wine Spectrum Companies (the "Wine Spectrum Plan") was merged with the Plan. The eligible employees of the Wine Spectrum Plan became members of the Plan. As a result of the merger, the Plan retains the Coca-Cola Company Stock held by the Wine Spectrum Plan; however, no election may be made to transfer any funds into the Coca-Cola Company Stock Fund.

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



3.     INVESTMENT PROGRAM

       During the year ended December 31, 1997, the Plan was comprised of seven investment funds: (i) the Money Market Fund investing primarily in the State Street Yield Enhanced STIF Fund (which replaced the State Street STIF Unitized Fund on October 4, 1997) managed by State Street Bank and Trust Company; (ii) the Stable Income Fund investing in the La Salle Income Plus Fund managed by LaSalle National Trust, N.A.; (iii) the Bond Fund investing in Pimco Total Return Fund (which replaced the Putnam Income Fund, Class A Shares on June 1, 1998) managed by PIMCO; (iv) the S&P 500 Index Fund investing in the S&P 500 Flagship Fund, Series C, managed by State Street Bank and Trust Company; (v) the Managed Equity Fund investing in Lazard Equity Portfolio managed by Lazard Freres Asset Management; (vi) the Growth Equity Fund investing in Brandywine Fund, Inc. managed by Friess Associates; (vii) the Seagram Stock Fund investing primarily in The Seagram Company Ltd. common shares. Effective June 1, 1998, two new investment funds were added as follows: (viii) the Dreyfus Small Company Value Fund investing in the Dreyfus Small Company Value Fund managed by Dreyfus and (ix) the MSDW International Fund investing in MSDW International Equity Fund managed by Morgan Stanley. The investments are administered by the Investment Committee appointed by the Board of Directors of the Company.

4.     CONTRIBUTIONS

       Non-highly compensated employees, as defined by the Plan, may elect to contribute to their pre-tax accounts on a pre-tax basis ("Pre-Tax Contributions) and/or to their after-tax accounts on an after-tax basis ("After-Tax Contributions") through payroll deductions of 1% to 17% (in the aggregate) of their annual salary (as defined in the Plan), in multiples of 1%, in any combination. Highly-compensated employees, as defined by the Plan, may elect to contribute from 1% to 10% of their annual salary on a pre-tax basis and from 1% to 17% of their annual salary on an after-tax basis; provided, the aggregate percentage of the contributions does not exceed 17% of their annual salary. Pre-tax Contributions and After-Tax Contributions are subject to limitations imposed by federal laws for qualified retirement plans.

       The Plan provides for mandatory matching contributions by the Participating Companies payable to the participants' company match accounts. The Participating Companies, except as herein noted, contribute on behalf of the participants 25% of the participants' Pre-Tax Contributions not exceeding 6% of their Pre-Tax Contributions. The maximum Participating Company matching contribution is $1,125 a year. Tropicana Products, Inc., an affiliate of the Company, contributes, without a cap, to the company match

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



       account on behalf of the participants who are employed by Tropicana Products, Inc., 50% of such participants aggregate Pre-tax and After-Tax Contributions not exceeding 6% of their combined Contributions. The Participating Companies matching contributions are subject to limitations imposed by federal laws for qualified retirement plans.

       The Plan will accept into participants' rollover accounts cash received by participants from a qualified plan within the time prescribed by applicable law ("Rollover Contributions").

4.     CONTRIBUTIONS (Continued)

       The Participating Companies may make discretionary contributions, in an amount to be determined by the Participating Companies. The Participating Companies have not made discretionary contributions since the inception of the Plan.

5.     VESTING

       A participant in the Plan always has a fully vested interest in the value of his or her contributions and rollover accounts. He or she has a non-forfeitable right to the value of his or her company match account upon the attainment of age 60, disability (as defined in the Plan ) or death. Upon termination of employment for any other reason, a participant vests in the funds held in his or her company match account in accordance with the following vesting schedule:

                        Years of Service           Vested Percentage
                        ----------------           -----------------
                          Less than 1                              0%
                  At least 1, but less than 2                     20%
                  At least 2, but less than 3                     40%
                  At least 3, but less than 4                     60%
                  At least 4, but less than 5                     80%
                           5 or more                             100%


       Upon termination of employment for reasons other than the attainment of age 60, disability or death of a participant who was not fully vested in the funds held in his or her company match account, the nonvested funds of the participant's company match account shall be forfeited. Any amount forfeited shall be applied to reduce the Participating Companies' contributions in accordance with the terms of the Plan. Any amount forfeited shall be restored if the participant is re-employed by a Participating Company before incurring a five year break in service and if the participant repays to the Plan (within five years after his or her reemployment commencement date) an amount in cash equal to the full amount distributed

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



       to him or her from the Plan on account of termination of employment, excluding amounts from the after-tax and rollover accounts at the participant's election. The Participating Companies used $109,585 in forfeitures to offset their contributions during the year ended December 31, 1998.

6.     DISTRIBUTIONS

       Upon termination of employment, after the attainment of age 60 or for reason of disability or death, the participant or his or her beneficiary shall receive the value of his or her Accounts. However, if the termination of employment is for reasons other than the attainment of age 60, disability or death, the participant shall receive only the value of the vested funds in his or her Accounts (See Note 5).

6.     DISTRIBUTIONS (Continued)

       In accordance with the procedures established by the Administrative Committee and the terms of the Plan, a terminated employee may elect to defer final distribution from the Plan. Upon such election, the amount in the participant's vested interest in the Plan is entitled to continue to receive investment income and is held by the Trustee until the date of distribution as elected by the Participant.

       Prior to termination of employment, the participant may withdraw amounts from the participant's Accounts in accordance with the provisions of the Plan.

7.     LOANS TO PARTICIPANTS

       A participant may apply for loans up to the lesser of $50,000 or 50% of the value of the vested portion of the participant's Accounts. The minimum loan amount is $1,000. The maximum repayment terms are 5 years for general purpose loans and 25 years for principal residence loans. Applications for loans must be approved by the Administrative Committee. The amounts borrowed are transferred from the investment funds in which the participant's Accounts are currently invested. Repayments and interest thereon are credited to the participant's current investment funds through payroll deductions made each pay period. The interest rate for loans is based on the prime rate on the first business day of the month in which the loan is made plus one percentage point.

8.     TAX STATUS OF PLAN

       The Internal Revenue Service has ruled by a letter dated August 14, 1995 that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Plan has been subsequently

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



       amended and a request (dated March 16, 1998) to the Internal Revenue Service for a favorable determination with respect to the Plan's continued qualification in light of such amendments is currently pending. So long as the Plan continues to be so qualified, it is not subject to Federal income taxes.

       Participants are not currently subject to income tax on the Participating Companies' contributions to the Plan or on income earned by the Plan. Benefits distributed to participants or to their beneficiaries may be taxable to them. The tax treatment of the value of such benefits depends on the event giving rise to the distribution and the method of distribution selected.

9.     RELATED PARTY TRANSACTIONS

       Some of the Plan expenses including trustee, custodial, and some recordkeeping fees, are paid by the Company, and personnel and facilities of the Company are used by the Plan at no charge.

10.    TERMINATION OF THE PLAN

       The Board of Directors of the Company may terminate the Plan at any time. In the case of termination, the rights of participants to their accounts shall be vested as of the date of termination.

11.    ASSETS HELD IN TRUST

       The assets of the Plan are invested in the Master Trust held by the Trustee where the assets of other related employee benefit plans of affiliates are invested on a commingled basis.

       The Master Trust net assets consist of the following classification of assets and liabilities as of December 31, 1998 and 1997.

                                                                               1998                     1997
                                                                          --------------           -------------
     Assets
     ------

     Investments held in trust at fair valued determined by
     quoted market prices:
     Money Market Fund
        State Street Yield Enhanced STIF Fund                             $  27,162,114            $  24,089,219
     Stable Income Fund
        The LaSalle Income Plus Fund                                         14,338,837               34,562,612

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



     Bond Fund
       PIMCO Total Return Fund, Class A Shares                               31,114,802
       Putnam Income Fund, Class A Shares                                                             27,015,278
     S&P 500 Index Fund
       State Street S&P 500 Flagship Fund  Series C                         129,652,061              133,217,637
     Managed Equity Fund
       Lazard Equity Portfolio Fund                                          29,014,228               30,054,896
     Growth Equity Fund
       Brandywine Fund Inc. Common Shares                                    25,271,841               58,963,046
     Seagram Stock Fund
       The Seagram Company Ltd. Common Shares                                15,666,526               15,210,786
        Collective Short Term Investment Fund                                   468,709                  523,383
     The Coca-Cola Company Stock Fund
        The Coca-Cola Company Common Stock                                    3,941,074                3,922,692
        Collective Short Term Investment Fund                                    97,496                  103,633
     Dreyfus Small Company Value Fund
        Dreyfus Small Company Value Fund                                      2,314,513
     MSDW  International Equity Fund
        MSDW  International Equity Fund                                       1,912,494
     Loans to Participants                                                    7,253,248               10,426,983
                                                                          -------------            -------------
         Total Investments                                                  288,207,943              338,090,165
                                                                          -------------            -------------

11.    ASSETS HELD IN TRUST ( Continued )

                                                                              1998                      1997
                                                                          -------------            -------------
     Receivables

     Accrued interest and dividends                                       $     187,437            $     300,821
     Contributions receivable                                                   640,375
     Proceeds from securities sold                                            2,907,827                5,274,926
                                                                          -------------            -------------
         Total Receivables                                                    3,735,639                5,575,747
                                                                          -------------            -------------

     Total assets                                                           291,943,582              343,665,912
                                                                          -------------            -------------
     Liabilities

     Accounts payable for securities purchased                                3,537,298                4,865,553

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



     Administrative expenses                                                      3,460                    8,834
     Benefit payments                                                                 -                  519,622
                                                                          -------------            -------------

     Total liabilities                                                        3,540,758                5,394,009
                                                                          -------------            -------------

     Net Assets                                                            $288,402,824             $338,271,903
                                                                          =============            =============

       As of December 31, 1998 and 1997, the equitable share of the Retirement Savings & Investment Plan for Employees of the Joseph E. Seagram & Sons, Inc. and Affiliates in the Master Trust is 59.44% and 69.10% respectively.

       As of December 31, 1998 and 1997, the net assets of the Master Trust available to the Plan for benefits in the individual investment funds were as follows:

                                                                              1998                      1997
                                                                          -------------            -------------
     Money Market Fund                                                     $ 13,039,898            $  11,471,985
     Stable Income Fund                                                       9,330,566               31,027,495
     Bond Fund                                                               17,862,897               15,400,892
     S & P 500 Index Fund                                                    71,521,822               74,878,658
     Managed Equity Fund                                                     18,374,810               23,293,060
     Growth Equity Fund                                                      16,464,624               50,642,884
     Seagram Stock Fund                                                      13,088,349               14,403,216
     The Coca-Cola Company Stock Fund                                         4,033,191                4,025,633
     Dreyfus Small Company Value Fund                                         1,612,644
     MSDW International Equity Fund                                           1,432,115
     Loan accounts                                                            4,650,531                8,504,610
                                                                          -------------            -------------
     Total                                                                 $171,411,447             $233,648,433
                                                                          =============            =============

12.    INVESTMENT INCOME FROM MASTER TRUST

       The appreciation in fair value and other income is as follows:
       Investments held in trust at fair value determined by quoted market prices:

             RETIREMENT SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                 JOSEPH E. SEAGRAM & SONS, INC. AND AFFILIATES
                          NOTES TO FINANCIAL STATEMENTS



                                                                                       December 31,
                                                                              1998                     1997
                                                                          -------------            -------------
     Bond Fund                                                            $      71,250            $     436,843
     S & P Index Fund                                                        18,046,122               35,154,443
     Managed Equity Fund                                                      2,516,946                4,172,355
     Growth Equity Fund                                                    (  4,328,696)               5,076,157
     Seagram Stock Fund                                                       2,179,477             (  2,917,700)
     Dreyfus Small Company Value Fund                                      (    173,393)
     MSDW  International Equity Fund                                       (  1,048,650)
     The Coca-Cola Company Stock Fund                                            16,944                1,104,840
                                                                          -------------            -------------
     Investment gains (net of investment losses)                             17,280,000               43,026,938
                                                                          -------------            -------------
     Interest and dividends                                                   8,073,946                5,883,585
                                                                          -------------            -------------

     Investment Income                                                    $  25,353,946            $  48,910,523
                                                                          =============            =============


13.    TRANSFER OF TROPICANA PRODUCTS, INC. ASSETS

       In connection with the sale of Tropicana Products, Inc. ("Tropicana") to PepsiCo, Inc., Tropicana established a separate plan and trust. Assets and liabilities of the Plan attributable to Accounts of employees (and former employees) of Tropicana and its subsidiaries presently held in the Master Trust amounting to $89,230,636 were transferred to a new trust on August 26, 1998. The amounts transferred from the individual investment funds of the Plan to the new trust are set forth below:

     Money Market Fund                                                    $   1,380,633
     Stable Income Fund                                                      25,352,478
     Bond Fund                                                                3,030,215
     S&P 500 Index Fund                                                      23,654,393
     Managed Equity Fund                                                      7,691,370
     Growth Equity Fund                                                      19,879,943
     Seagram Stock Fund                                                       3,670,289
     Dreyfus Small Company Value Fund                                           466,272
     MSDW  International Equity Fund                                            240,980
     Loan Fund                                                                3,864,063
                                                                          -------------
     Total                                                                $  89,230,636
                                                                          =============

The Seagram Company Ltd.

The Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates

       We hereby consent to the incorporation by reference in Registration Statement No. 333-19059 on Form S-8 of our Report dated July 9, 1999 which appears in your Annual Report on Form 11-K of the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates for the fiscal year ended December 31, 1998.


/s/ Gutierrez & Co.
Flushing, New York
July 12, 1999